UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAC-GRAY CORPORATION

SUPPLEMENT DATED DECEMBER 31, 2013 TO

PROXY STATEMENT

On December 31, 2013, Mac-Gray Corporation (“Mac-Gray”) entered into a memorandum of understanding (the “MOU”) with respect to a settlement with the parties to the action currently pending in the Commonwealth of Massachusetts, Suffolk Superior Court Department, Business Litigation Session (the “Court”), captioned Star Partners Fund v. Bullock, et al., Case No. 13-05067 (the “Litigation”).  Pursuant to the MOU, Mac-Gray agreed to make additional disclosures in its Proxy Statement (defined below), and the parties expect to execute a stipulation of settlement, which will be subject to approval by the Court following notice to Mac-Gray’s stockholders.  There can be no assurance that the settlement will be finalized or that the Court will approve the settlement.  The settlement terms provide that the Litigation will be dismissed with prejudice against all defendants. Mac-Gray and the other named defendants deny any liability with respect to the facts and claims alleged in the Litigation.  Defendants further deny that any supplemental disclosure was required under any applicable statute, rule, regulation or law.

The Mac-Gray board of directors and Mac-Gray (and the other defendants) elected to enter into the MOU to settle the Litigation despite the collective view that the Litigation was specious and the allegations unfounded because they did not want to jeopardize the proposed acquisition of Mac-Gray by Spin Holdco Inc. (“Spin”), a wholly-owned subsidiary of CSC ServiceWorks, Inc. (together with Spin, “CSC”), or the timing thereof, which transaction the Mac-Gray board of directors continues to believe is in the best interests of Mac-Gray’s stockholders. Adding additional disclosures, which the Mac-Gray board of directors and Mac-Gray view as unnecessary, is a small price to pay for certainty in consummating the transaction and delivering to the Mac-Gray stockholders the premium being paid by CSC.

Without agreeing that any of the claims in the Litigation have merit, Mac-Gray has agreed, pursuant to the terms of the MOU, to make the following disclosures which supplement the information provided in the proxy statement filed by Mac-Gray with the U.S. Securities and Exchange Commission (the “SEC”) on December 4, 2013 (as supplemented on December 16, 2013, the “Proxy Statement”).  The Proxy Statement relates to the special meeting of Mac-Gray stockholders to be held on January 8, 2014 at which Mac-Gray stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement pursuant to which Mac-Gray would be acquired by CSC, and other related proposals.  No other changes are being made to the Proxy Statement.  The settlement will not affect the amount of the merger consideration to be paid to the stockholders of Mac-Gray in the transaction.

Disclosure in the Proxy Statement is being supplemented as follows, which supplement should be read in conjunction with the Proxy Statement.  Italicized text that is bold and struck through in the disclosures below shows text being removed from those disclosures and italicized text that is bold and underlined below shows text being added to those disclosures.  Capitalized terms used but not otherwise defined herein have the meanings given to them in the Proxy Statement, and all references to captions and page numbers refer to captions and page numbers in the Proxy Statement, respectively.

The first two sentences of the third full paragraph on page 28 of the Proxy Statement are amended to read in their entirety as follows:

On May 10, 2013, the Transaction Committee and representatives of Goodwin Procter held a meeting by telephone conference call. The Transaction Committee discussed the process for hiring a financial advisor for a review of strategic alternatives and determined, with input from management and Goodwin Procter, to invite three nationally recognized investment banks to submit proposals.

The sixth paragraph on page 29 of the Proxy Statement is amended to read in its entirety as follows:

On May 30, 2013, the Board held an in-person meeting.  By invitation of the Board, Mr. MacDonald, Mr. Shea, Ms. Serafini and representatives of Goodwin Procter were also present for all or portions of the meeting.  During the meeting, the members of the Transaction Committee presented their assessment of the relative capabilities, strengths, and possible weaknesses of the three financial advisor candidates.  The Transaction Committee members noted that each of the candidates had advised the Transaction Committee that it had no meaningful conflicts.  Mr. Shea also provided his perspective of each financial advisor candidate’s capabilities, strengths, and possible weaknesses.  The Transaction Committee recommended to the Board that Mac-Gray engage BofA Merrill Lynch as Mac-Gray’s financial advisor for the Board’s exploration of strategic alternatives, including a potential sale process.  The Transaction Committee’s endorsement of BofA Merrill Lynch was based on, among other things, BofA Merrill Lynch’s knowledge of Mac-Gray, the industry generally, the current environment for mergers and acquisitions and potential strategic acquirors, as well as BofA Merrill Lynch’s proposed process and strategy for maximizing value to Mac-Gray’s stockholders should the Board determine that a sale of the company would be in the best interests of stockholders.  Representatives of Goodwin Procter reviewed with the Board the terms of proposed BofA Merrill Lynch engagement.  Based on the recommendation of the Transaction Committee, the Board unanimously approved the engagement of BofA Merrill Lynch on the terms discussed at the meeting.

The second paragraph on page 30 of the Proxy Statement is amended to read in its entirety as follows:

On June 12, 2013, Mr. Rothenberg and Mr. Hyman met individually with Mr. Bullock, Mr. Daoust, Ms. Serafini and representatives from Goodwin Procter as part of their orientation as new members of the Board. Each was provided with an overview of the status of the Board’s review of strategic alternatives and a potential sale process. At the meeting with Mr. Rothenberg, the participants discussed that, to the extent Moab might have an interest in an equity rollover of all or a portion of Moab’s shares of Mac-Gray common stock in connection with any sale transaction that might result from the Board’s strategic alternatives process, Mr. Rothenberg would need to be excluded from the process from the outset. At the time of this meeting, Moab beneficially owned approximately 9% of Mac-Gray’s outstanding common stock.  Mr. Rothenberg also informed the Transaction Committee that he had had conversations in the past with Pamplona and Party A before he became a member of Mac-Gray’s Board, but did not discuss those conversations in any detail.

The first paragraph on page 31 of the Proxy Statement is amended to read in its entirety as follows:

Mr. Rothenberg was then excused and the Board meeting proceeded as a meeting of the Special Committee.  By invitation of the Special Committee, Mr. Shea and Mr. Emma and representatives of BofA Merrill Lynch and Goodwin Procter were present for all or portions of the meeting.  Mr. Shea and Mr. Emma presented Mac-Gray’s five-year strategic business plan and projections, including the with acquisitions case and the without acquisitions case (see “—Projected Financial Information” below), which we refer to as the Projections.  The Special Committee found management’s Projections to be reliable.  Following the management presentation, representatives of BofA Merrill Lynch discussed potential strategic alternatives and the structure and timing of a potential sale process. The Special Committee reviewed Mac-Gray’s short and long-term business strategies and discussed the five-year strategic business plan, including Mac-Gray’s ability to identify, acquire and successfully integrate laundry facilities management businesses, establish new and/or renew existing laundry facility management leases and penetrate markets historically dominated by smaller local and regional operators, the impact of general economic and market trends on Mac-Gray’s sales and the general risks of market conditions that could reduce Mac-Gray’s stock price. The Special Committee also discussed the risks involved if Mac-Gray did not execute on its strategic business plan, including the difficulties with increasing the Company’s stock price without a significant or transformative transaction, such as a major acquisition or restructuring.

The first sentence of the third paragraph on page 31 of the Proxy Statement is amended to read in its entirety as follows:

The Special Committee, with the assistance of BofA Merrill Lynch and management (including Mr. McDonald, Mr. Shea and Mr. Emma), also discussed the general and specific universe of potential acquirors who might be contacted, including those parties the Special Committee believed had the strongest potential to have an interest in engaging in a strategic transaction with Mac-Gray.

The seventh paragraph on page 35 of the Proxy Statement is amended to read in its entirety as follows:

On September 11, 2013, members of the Transaction Committee, in a telephone call, without identifying Party A, Party B, Party C or CSC/Pamplona and without indicating any proposed purchase prices, provided Mr. MacDonald with a limited overview of the status of the Special Committee’s review of strategic alternatives, including the decision to engage in strategic alternatives process, and the negotiations between Mac-Gray and CSC/Pamplona so that Mr. MacDonald could consider whether he continued to have an interest in potentially rolling over any of his Mac-Gray shares in a transaction. During this call, Mr. MacDonald indicated that he had decided that he was not interested in rolling over any of his shares in any transaction.  Mr. MacDonald asked the Transaction Committee if any of the potential buyers to date expressed an interest in retaining him and the Transaction Committee replied no.

The first five sentences of the eight paragraph on page 35 of the Proxy Statement are amended to read in their entirety as follows:

Later on September 11, 2013, the Special Committee held a telephonic meeting to review the revised indications of interest submitted by Party A, Party B, Party C and CSC/Pamplona. By invitation of the Special Committee, Mr. Shea and Mr. Emma, as well as representatives from BofA Merrill Lynch and Goodwin Procter, were present for all or portions of the meeting. BofA Merrill Lynch reviewed with the Special Committee the current status of the revised indications of interest. The Special Committee also reviewed and discussed the Projections, including the risks and opportunities relating to Mac-Gray’s ability to execute its strategic plan as an independent, stand-alone company.  The Special Committee also considered ~~the Projections in light of~~ the revised indications of interest in light of the Projections, including the 2013 EBITDA Estimate, premiums analysis, present value of future stock prices at various forward EBITDA Multiples, discounted cash flow analysis, and weighted average cost of capital.

A new paragraph is added to the end of page 41 of the Proxy Statement that reads:

On October 23, 2013, CSC/Pamplona contacted Mr. Emma to discuss the possibility of his continued employment.

The following footnote is added to each of the two charts on pages 53 and 54 of the Proxy Statement:

* The Projections assume an increase in cash flows of $3 million per year attributable to changes in Net Working Capital.

Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders of Mac-Gray are urged to read the Proxy Statement, as such may be supplemented from time to time, and any other relevant materials when they become available, because the Proxy Statement contains, and such other materials will contain, important information about Mac-Gray, CSC and the proposed transaction. The Proxy Statement, and other relevant materials (when they become available), and any and all other documents filed by Mac-Gray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Mac-Gray files with the SEC by directing a written request to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. Copies of Mac-Gray’s filings with the SEC may also be obtained at the “Investor Relations” section of Mac-Gray’s website at www.macgray.com and the Proxy Statement and other proxy materials can be found at www.macgray.com/proxy.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

Mac-Gray and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Mac-Gray in connection with the proposed transaction. Information about those directors and executive officers of Mac-Gray, including their ownership of Mac-Gray securities, is set forth in the Proxy Statement. Investors and security holders may obtain additional information regarding the direct and indirect interests of Mac-Gray and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This supplement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction, the anticipated results of the transaction, the timing of the transaction and the Litigation.  Mac-Gray intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Mac-Gray, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, Mac-Gray’s ability to renew long-term customer contracts, the proposed transaction, the ability to satisfy the closing conditions set forth in the merger agreement, including obtaining stockholder approval, the ability of the parties to consummate the proposed transaction and those risks set forth in Mac-Gray’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this document, except as expressly required by law. All forward-looking statements in this supplement are qualified in their entirety by this cautionary statement.